Two Harbors Investment Corp. Reports Third Quarter 2016 Financial Results
Strong Results Highlighted by Return on Book Value of 4.2%(1)

NEW YORK, November 2, 2016 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended September 30, 2016.

Summary

•	Reported book value of $10.01 per common share, representing a 4.2%(1) total return on book value after accounting for a dividend of $0.23 per share.

•	Delivered Comprehensive Income of $136.5 million, a return on average equity of 15.7%, or $0.39 per weighted average common share.

•	Reported Core Earnings of $82.5 million, or $0.24 per weighted average common share.(2)

•	Added $10.6 billion in unpaid principal balance (UPB) of MSR and secured initial financing facility.

•	Increased assets in commercial real estate portfolio; aggregate carrying value of $1.1 billion at September 30, 2016.

•	Mortgage loan conduit wind down on track to be substantially complete by year-end 2016.

“We delivered strong results this quarter as smart portfolio management drove healthy increases in both earnings and book value,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “While we are pleased with our recent performance, we are even more enthusiastic about the coming year as the benefits of our efforts to streamline our business and increase our earnings potential are expected to materialize in 2017.”

(1)
Return on book value for the quarter ended September 30, 2016 is defined as the increase in book value from June 30, 2016 to September 30, 2016 of $0.18, plus the dividend declared of $0.23 per share, divided by June 30, 2016 book value of $9.83 per share.

(2)	Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2016:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per share data)
	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
Earnings	Earnings	Per weighted share	Annualized return on average equity	Earnings	Per weighted share	Annualized return on average equity
Comprehensive Income	$136,532	$0.39	15.7%	$191,257	$0.55	7.4%
GAAP Net Income	$117,786	$0.34	13.6%	$11,875	$0.03	0.5%
Core Earnings(1)	$82,529	$0.24	9.5%	$230,535	$0.66	8.9%

Operating Metrics
Dividend per common share	$0.23
Book value per share at period end	$10.01
Other operating expenses as a percentage of average equity	1.7%
________________

(1)	Please see page 13 for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Comprehensive Income of $136.5 million, or $0.39 per weighted average common share outstanding, for the quarter ended September 30, 2016, as compared to a Comprehensive Income of $122.3 million, or $0.35 per weighted average common share outstanding, for the quarter ended June 30, 2016. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 15.7% and 14.3% for the quarters ended September 30, 2016 and June 30, 2016, respectively.

The company reported GAAP Net Income of $117.8 million, or $0.34 per weighted average common share outstanding, for the quarter ended September 30, 2016, as compared to GAAP Net Loss of $17.0 million, or $0.05 per weighted average common share outstanding, for the quarter ended June 30, 2016. On a GAAP Net Income (Loss) basis, the company recognized an annualized return on average equity of 13.6% and (2.0%) for the quarters ended September 30, 2016 and June 30, 2016, respectively.

For the third quarter of 2016, the company recognized:

•	net realized gains on RMBS and mortgage loans held-for-sale of $35.6 million, net of tax;

•	net unrealized losses on certain RMBS and mortgage loans held-for-sale of $6.7 million, net of tax;

•	net losses of $75.7 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized gains of $90.3 million, net of tax, associated with interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank (FHLB) of Des Moines advances;

•	net realized and unrealized losses on other derivative instruments of approximately $11.1 million, net of tax;

•	net realized and unrealized gains on consolidated financing securitizations of $4.3 million, net of tax;

•	net realized and unrealized gains of $2.9 million(1) on MSR, net of tax;

•	securitization deal costs of $1.4 million, net of tax; and

•	restructuring charges of $1.2 million, net of tax.

(1)	Excludes estimated amortization of $30.1 million, net of tax, included in Core Earnings.

The company reported Core Earnings for the quarter ended September 30, 2016 of $82.5 million, or $0.24 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended June 30, 2016 of $76.2 million, or $0.22 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 9.5% and 8.9% for the quarters ended September 30, 2016 and June 30, 2016, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.23 per common share for the quarter ended September 30, 2016. The annualized dividend yield on the company’s common stock for the quarter, based on the September 30, 2016 closing price of $8.53, was 10.8%.

The company’s book value per share, after taking into account the third quarter 2016 dividend of $0.23 per share, was $10.01 as of September 30, 2016, compared to $9.83 as of June 30, 2016, which represented a total return on book value for the quarter of 4.2%.(1)

Other operating expenses for the quarter ended September 30, 2016 were approximately $14.8 million, or 1.7% of average equity, compared to approximately $17.6 million, or 2.1% of average equity, for the quarter ended June 30, 2016.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale, net economic interests in consolidated securitization trusts and commercial real estate assets. As of September 30, 2016, the total value of the company’s portfolio was $17.0 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $13.1 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of September 30, 2016. The credit strategy consisted of $2.8 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans, as well as their associated notional hedges as of September 30, 2016. The commercial strategy consisted of senior and mezzanine commercial real estate assets with an aggregate carrying value of $1.1 billion as of September 30, 2016.

For the quarter ended September 30, 2016, the annualized yield on the company’s average aggregate portfolio was 3.50% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.08%. This resulted in a net interest rate spread of 2.42%.

RMBS and Agency Derivatives
For the quarter ended September 30, 2016, the annualized yield on average RMBS and Agency Derivatives was 3.4%, consisting of an annualized yield of 2.8% in Agency RMBS and Agency Derivatives and 8.7% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 9.7% for Agency RMBS and Agency Derivatives held as of September 30, 2016, compared to 8.6% for those securities held as of June 30, 2016. The weighted average cost basis of the principal and interest Agency portfolio was 105.6% of par as of September 30, 2016 and 105.3% of par as of June 30, 2016. The net premium amortization was $33.0 million and $28.1 million for the quarters ended September 30, 2016 and June 30, 2016, respectively.

(1)
Return on book value for the quarter ended September 30, 2016 is defined as the increase in book value from June 30, 2016 to September 30, 2016 of $0.18, plus the dividend declared of $0.23 per share, divided by June 30, 2016 book value of $9.83 per share.

The company experienced a three-month average CPR of 7.3% for non-Agency principal and interest RMBS held as of September 30, 2016, as compared to 6.1% for those securities held as of June 30, 2016. The weighted average cost basis of the non-Agency portfolio was 59.1% of par as of September 30, 2016, compared to 58.6% of par as of June 30, 2016. The discount accretion was $18.3 million for the quarter ended September 30, 2016, compared to $15.5 million for the quarter ended June 30, 2016. The total net discount remaining was $1.1 billion as of September 30, 2016, compared to $1.1 billion as of June 30, 2016, with $0.4 billion designated as credit reserve as of September 30, 2016.

As of September 30, 2016, fixed-rate investments composed 88.1% and adjustable-rate investments composed 11.9% of the company’s RMBS and Agency Derivatives portfolio.

As of September 30, 2016, the company had residential mortgage loans held-for-investment with a carrying value of $3.6 billion and the company’s collateralized borrowings had a carrying value of $3.4 billion, resulting in net economic interests in consolidated securitization trusts of $244.1 million.

Mortgage Servicing Rights
As of September 30, 2016, the company held MSR on mortgage loans with UPB totaling $55.1 billion,(1) with a fair market value of $455.6 million. In the quarter, the company sold substantially all of its $8.7 billion Ginnie Mae MSR portfolio. In addition, the company recognized fair value losses of $33.5 million during the quarter ended September 30, 2016.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $38.7 million of servicing income, $7.3 million(1) of servicing expenses and $1.1 million in reserve expense for representation and warranty obligations during the quarter ended September 30, 2016.

Commercial Real Estate
The company originates and acquires senior and mezzanine commercial real estate assets. These assets are U.S.-domiciled and are secured by a diverse mix of property types, which includes office, retail, multifamily, hotel and industrial properties. As of September 30, 2016, the company held senior and mezzanine commercial real estate assets with an aggregate carrying value of $1.1 billion. For both of the quarters ended September 30, 2016 and June 30, 2016, the annualized yield on commercial real estate loans was 6.2%.

Residential Mortgage Loans Held for Sale
As of September 30, 2016, the company held prime jumbo residential mortgage loans with a fair market value of $655.8 million and had outstanding purchase commitments to acquire an additional $61.4 million UPB of residential mortgage loans, subject to fallout if the loans do not close. For the quarters ended September 30, 2016 and June 30, 2016, the annualized yield on the prime jumbo residential mortgage loan portfolio was 4.0% and 4.1%, respectively.

During the quarter, the company sponsored a securitization, Agate Bay Mortgage Trust 2016-3, backed by approximately $376.6 million UPB of prime jumbo residential mortgage loans. As previously disclosed, the company is discontinuing its mortgage loan conduit and securitization business. The wind down process is expected to be substantially complete by the end of 2016.

(1)	Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.

Other Investments and Risk Management Derivatives
The company held $589.0 million notional of net short TBAs as of September 30, 2016, which are accounted for as derivative instruments in accordance with GAAP.

As of September 30, 2016, the company was a party to interest rate swaps and swaptions with a notional amount of $17.2 billion. Of this amount, $7.1 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $9.8 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $0.3 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio as of September 30, 2016 and June 30, 2016:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2016		As of June 30, 2016
	(unaudited)		(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$12,404,228	73.1%	$11,973,994	74.4%
Hybrid ARMs	32,588	0.2%	35,375	0.2%
Total Agency	12,436,816	73.3%	12,009,369	74.6%
Agency Derivatives	141,232	0.8%	152,032	0.9%
Mortgage servicing rights	455,629	2.7%	427,813	2.7%
Residential mortgage loans held-for-sale	56,908	0.4%	55,444	0.3%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,192,975	7.1%	1,138,771	7.1%
Mezzanine Bonds	649,993	3.8%	503,233	3.1%
Non-Agency Other	4,841	—%	5,237	—%
Total Non-Agency	1,847,809	10.9%	1,647,241	10.2%
Net Economic Interest in Securitization(1)	244,131	1.4%	334,851	2.1%
Residential mortgage loans held-for-sale	666,266	3.9%	553,616	3.4%
Commercial real estate assets	1,114,548	6.6%	926,377	5.8%
Aggregate Portfolio	$16,963,339		$16,106,743
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics		Three Months Ended September 30, 2016		Three Months Ended June 30, 2016
		(unaudited)		(unaudited)
Annualized portfolio yield during the quarter		3.50%		3.77%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		2.6%		3.1%
Credit Strategy
Non-Agency RMBS, Legacy(1)		9.1%		8.3%
Non-Agency MBS, New issue(1)		6.1%		5.9%
Net economic interest in securitizations		9.3%		7.2%
Residential mortgage loans held-for-sale		4.1%		4.1%
Commercial Strategy		6.2%		6.2%

Annualized cost of funds on average borrowing balance during the quarter(2)		1.08%		1.18%
Annualized interest rate spread for aggregate portfolio during the quarter		2.42%		2.59%
Debt-to-equity ratio at period-end(3)	4.2	:1.0	4.0	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives		As of September 30, 2016		As of June 30, 2016
		(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(4)		$105.64		$105.31
Non-Agency(5)		$59.05		$58.61
Weighted average three month CPR
Agency		9.7%		8.6%
Non-Agency		7.3%		6.1%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		88.1%		88.4%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		11.9%		11.6%
________________

(1)	Legacy non-Agency RMBS includes non-Agency bonds issued up to and including 2009. New issue non-Agency MBS includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets, MSR and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company's non-Agency interest-only portfolio would be $55.64 at September 30, 2016 and $54.64 at June 30, 2016.

“Favorable market conditions and our portfolio positioning resulted in each strategy contributing to our strong performance,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “Importantly, our conservative risk profile largely insulates both income and book value from changes in interest rates, enhancing the stability of our financial performance.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances and revolving credit facilities to fund RMBS, Agency Derivatives, residential mortgage loans held-for-sale, commercial real estate assets and MSR divided by total equity, of 4.2:1.0 and 4.0:1.0 as of September 30, 2016 and June 30, 2016, respectively.

As of September 30, 2016, the company had outstanding $10.6 billion of repurchase agreements funding RMBS, Agency Derivatives and commercial real estate assets with 22 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 1.06% as of September 30, 2016.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of September 30, 2016, TH Insurance had $4.0 billion in outstanding secured advances, with a weighted average borrowing rate of 0.67%, and had no additional available uncommitted capacity for borrowings.
As of September 30, 2016, the company had outstanding $30.0 million of short-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 4.27% and remaining maturities of 336 days.

As of September 30, 2016, the company’s aggregate repurchase agreements, FHLB advances and revolving credit facilities funding RMBS, Agency Derivatives, residential mortgage loans held-for-sale, commercial real estate assets and MSR had a weighted average of 3.5 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances and revolving credit facilities outstanding as of September 30, 2016 and June 30, 2016, and the related cost of funds for the three months ended September 30, 2016 and June 30, 2016:

	As of September 30, 2016	As of June 30, 2016
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$11,994,502	$11,245,063
Mortgage servicing rights	30,000	—
Non-Agency MBS	1,232,816	1,140,526
Net economic interests in consolidated securitization trusts(1)	159,393	238,313
Residential mortgage loans held-for-sale	485,411	429,796
Commercial real estate assets	765,251	616,150
	$14,667,373	$13,669,848

Cost of Funds Metrics	Three Months Ended September 30, 2016	Three Months Ended June 30, 2016
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	1.0%	0.9%
Agency RMBS and Agency Derivatives	0.8%	0.7%
Mortgage servicing rights(2)	5.4%	—%
Non-Agency MBS	2.5%	2.4%
Net economic interests in consolidated securitization trusts(1)	1.7%	1.2%
Residential mortgage loans held-for-sale	0.8%	0.8%
Commercial real estate assets(2)	1.8%	1.9%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with GAAP.

(2)	Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 3, 2016 at 9:00 a.m. EDT to discuss third quarter 2016 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 83689688, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on November 3, 2016, through 12:00 a.m. EST on November 10, 2016. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 83689688. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to successfully securitize or sell mortgage loans; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
Tim Perrott, Senior Director of Investor Relations, Two Harbors Investment Corp., (612) 629-2514 or
tim.perrott@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$14,284,625	$7,825,320
Residential mortgage loans held-for-sale, at fair value	723,174	811,431
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,620,037	3,173,727
Commercial real estate assets	1,114,548	660,953
Mortgage servicing rights, at fair value	455,629	493,688
Cash and cash equivalents	688,418	737,831
Restricted cash	264,872	262,562
Accrued interest receivable	67,089	49,970
Due from counterparties	56,095	17,206
Derivative assets, at fair value	199,013	271,509
Other assets	326,396	271,575
Total Assets	$21,799,896	$14,575,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$10,637,373	$5,008,274
Collateralized borrowings in securitization trusts, at fair value	3,375,906	2,000,110
Federal Home Loan Bank advances	4,000,000	3,785,000
Revolving credit facilities	30,000	—
Derivative liabilities, at fair value	39,918	7,285
Due to counterparties	78,179	34,294
Dividends payable	79,956	92,016
Other liabilities	80,323	72,232
Total Liabilities	18,321,655	10,999,211

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 347,635,488 and 353,906,807 shares issued and outstanding, respectively	3,476	3,539
Additional paid-in capital	3,655,854	3,705,519
Accumulated other comprehensive income	538,443	359,061
Cumulative earnings	1,696,630	1,684,755
Cumulative distributions to stockholders	(2,416,162)	(2,176,313)
Total Stockholders’ Equity	3,478,241	3,576,561
Total Liabilities and Stockholders’ Equity	$21,799,896	$14,575,772

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$111,393	$116,318	$292,333	$369,972
Trading securities	—	—	—	8,676
Residential mortgage loans held-for-sale	7,627	9,479	19,789	21,268
Residential mortgage loans held-for-investment in securitization trusts	33,495	24,841	100,765	64,908
Commercial real estate assets	15,907	1,947	40,279	2,841
Cash and cash equivalents	440	249	1,235	667
Total interest income	168,862	152,834	454,401	468,332
Interest expense:
Repurchase agreements	27,056	18,235	65,782	58,198
Collateralized borrowings in securitization trusts	26,422	15,562	70,965	39,401
Federal Home Loan Bank advances	6,744	3,282	18,804	8,012
Revolving credit facilities	128	—	128	—
Total interest expense	60,350	37,079	155,679	105,611
Net interest income	108,512	115,755	298,722	362,721
Other-than-temporary impairment losses	(1,015)	(238)	(1,822)	(535)
Other income (loss):
Gain on investment securities	28,290	64,123	66,095	263,512
Gain (loss) on interest rate swap and swaption agreements	5,584	(171,656)	(132,608)	(253,147)
Loss on other derivative instruments	(12,028)	(455)	(44,064)	(2,972)
(Loss) gain on residential mortgage loans held-for-sale	(889)	16,040	17,648	18,300
Servicing income	38,708	32,010	108,657	94,613
Loss on servicing asset	(33,451)	(61,549)	(211,426)	(96,317)
Other income (loss)	5,757	2,201	(977)	(16,265)
Total other income (loss)	31,971	(119,286)	(196,675)	7,724
Expenses:
Management fees	11,387	12,617	35,268	38,024
Securitization deal costs	2,080	2,676	6,241	7,771
Servicing expenses	9,073	7,234	24,510	19,849
Other operating expenses	14,780	16,150	47,280	48,032
Restructuring charges	1,189	—	1,189	—
Total expenses	38,509	38,677	114,488	113,676
Income (loss) before income taxes	100,959	(42,446)	(14,263)	256,234
Benefit from income taxes	(16,827)	(7,656)	(26,138)	(25,270)
Net income (loss)	$117,786	$(34,790)	$11,875	$281,504
Basic and diluted earnings (loss) per weighted average common share	$0.34	$(0.09)	$0.03	$0.77
Dividends declared per common share	$0.23	$0.26	$0.69	$0.78
Basic and diluted weighted average number of shares of common stock outstanding	347,627,226	367,365,973	348,218,234	366,985,731

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), continued
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net income (loss)	$117,786	$(34,790)	$11,875	$281,504
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	18,746	(58,031)	179,382	(282,788)
Other comprehensive income (loss)	18,746	(58,031)	179,382	(282,788)
Comprehensive income (loss)	$136,532	$(92,821)	$191,257	$(1,284)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Reconciliation of Comprehensive income (loss) to Core Earnings:

Comprehensive income (loss)	$136,532	$(92,821)	$191,257	$(1,284)

Adjustment for other comprehensive (income) loss:
Unrealized (gain) loss on available-for-sale securities	(18,746)	58,031	(179,382)	282,788
Net income (loss)	$117,786	$(34,790)	$11,875	$281,504

Adjustments for non-core earnings:
Gain on sale of securities and residential mortgage loans held-for-sale, net of tax	(35,628)	(62,372)	(64,709)	(270,532)
Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax	6,720	(4,444)	(8,409)	4,944
Other-than-temporary impairment loss, net of tax	1,015	238	1,822	535
Realized loss on termination or expiration of swaps and swaptions, net of tax	75,747	48,972	111,759	112,570
Unrealized (gain) loss on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	(90,285)	89,062	15,806	42,308
Loss on other derivative instruments, net of tax	11,147	2,656	35,423	10,228
Realized and unrealized (gain) loss on financing securitizations, net of tax	(4,268)	(1,108)	5,214	19,387
Realized and unrealized (gain) loss on mortgage servicing rights, net of tax	(2,938)	39,209	115,244	47,949
Securitization deal costs, net of tax	1,352	1,740	4,057	5,051
Change in representation and warranty reserve, net of tax	692	253	1,264	(296)
Restructuring charges	1,189	—	1,189	—
Core Earnings(1)	$82,529	$79,416	$230,535	$253,648	(2)

Weighted average shares outstanding	347,627,226	367,365,973	348,218,234	366,985,731

Core Earnings per weighted average share outstanding	$0.24	$0.22	$0.66	$0.70
________________

(1)
Core Earnings is a non-GAAP measure that we define as Comprehensive Income, excluding realized and unrealized gains or losses on the aggregate portfolio, impairment losses, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions and restructuring charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

(2)
Effective July 1, 2015, we refined the MSR amortization methodology utilized for Core Earnings. If this methodology was applied retroactively to the first 6 months of 2015, it would have resulted in an additional $8.6 million expense, net of tax, or $0.03 per weighted average share for that period.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2016	June 30, 2016	December 31, 2015	March 31, 2016	September 30, 2015
	(unaudited)
Net Interest Income:
Interest income	$168.9	$154.8	$130.8	$133.6	$152.8
Interest expense	60.4	54.0	41.4	36.6	37.0
Net interest income	108.5	100.8	89.4	97.0	115.8
Other income:
Interest spread on interest rate swaps	(4.3)	(7.7)	(6.2)	(12.6)	(19.4)
Interest spread on other derivative instruments	3.7	5.0	5.4	6.0	5.6
Servicing income, net of amortization(1)	5.4	11.3	17.9	16.8	10.8
Other income	1.5	1.4	1.3	1.4	1.1
Total other income (loss)	6.3	10.0	18.4	11.6	(1.9)
Expenses	34.2	36.6	34.3	35.8	35.6
Core Earnings before income taxes	80.6	74.2	73.5	72.8	78.3
Income tax (benefit) expense	(1.9)	(2.0)	1.7	0.7	(1.1)
Core Earnings	$82.5	$76.2	$71.8	$72.1	$79.4
Basic and diluted weighted average Core EPS	$0.24	$0.22	$0.21	$0.20	$0.22
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.